As filed with the Securities and Exchange Commission on August 23, 1996.

                                                       Registration No. 333-
_______________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        THE IMMUNE RESPONSE CORPORATION
             (Exact name of registrant as specified in its charter)

        Delaware                                             33-0255679
- ----------------------------                          -------------------------
(State or other jurisdiction                              (I.R.S. Employer
incorporation or organization)                           Identification No.)


        5935 Darwin Court
      Carlsbad, California                                      92008
- ----------------------------------------             -------------------------
(Address of Principal Executive Offices)                      (Zip Code)

                      AMENDED AND RESTATED 1989 STOCK PLAN
                      OF THE IMMUNE RESPONSE CORPORATION
_______________________________________________________________________________
                            (Full title of the plan)

      CHARLES J. CASHION                                 Copy to:
   Vice President, Finance,
   Chief Financial Officer,
   Secretary and Treasurer                          THOMAS E. SPARKS, JR.
The Immune Response Corporation                   Pillsbury Madison & Sutro
      5935 Darwin Court                                 P.O. Box 7880
   Carlsbad, California 92008                      San Francisco, CA 94120
        (619) 431-70                                   (415) 983-1000
- -----------------------------------------         --------------------------
(Name, address and telephone number,
including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

_____________________________________________________________________________________________________________________

                                                    Proposed Maximum      Proposed Maximum
 Title of Securities To Be       Amount To Be     Offering Price per    Aggregate Offering    Amount of Registration
         Registered              Registered (1)        Share (2)              Price(2)                   Fee
_____________________________________________________________________________________________________________________
 Common Stock $.0025 par         500,000 shares         $7.5625              $3,781,250                $1,304
 value, including related
 Series E Participating
 Preferred Stock Purchase
 Rights
_____________________________________________________________________________________________________________________

(1) Calculated pursuant to General Instruction E to Form S-8.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, upon the average of the high and low prices as reported on the Nasdaq National Market on August 21, 1996.
                               _________________

     The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                        INFORMATION REQUIRED PURSUANT TO
                       GENERAL INSTRUCTION E TO FORM S-8


GENERAL INSTRUCTION E INFORMATION

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

     Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on September 4, 1990, December 20, 1990, April 9, 1992, July 6, 1993, and June 29, 1994, File Nos. 33-36555, 33-38345, 33-47058, 33-65668,
and 33-80884, respectively, are hereby incorporated by reference.


INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

     (1) Registrant's Annual Report on Form 10-K (File No. 0-18006) for the fiscal year ended December 31, 1995, which contains, among other things, the consolidated financial statements of Registrant and certain supplementary data for the fiscal year ended December 31, 1995 together with the report thereon of Ernst & Young LLP, independent auditors.

     (2) Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 1996 .

     (3) The description of Registrant's common stock contained in Registrant's Registration Statement on Form 8-A filed March 30, 1990.

     (4) The description of the Preferred Stock Purchase Rights for Series E Participating Preferred Stock, par value $.001 per share, of the Registrant contained in Registrant's Registration Statement on Form 8-A filed March 4, 1992.

     In addition, all documents subsequently filed by Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     A partner of the law firm of Pillsbury Madison & Sutro LLP owns 15,000 shares of common stock of the Registrant and holds a stock option to purchase 20,000 shares of common stock of the Registrant.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 22, 1996.

                                               THE IMMUNE RESPONSE CORPORATION



                                                By   /s/ Charles J. Cashion
                                                         Charles J. Cashion
                                                      Vice President, Finance,
                                                      Chief Financial Officer,
                                                      Secretary and Treasurer
                                                (Principal Financial Officer and
                                                  Principal Accounting Officer)


                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis J. Carlo, and Charles J. Cashion, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


              Signature                          Title                           Date
              ---------                          -----                           ----
/s/ Dennis J. Carlo                  President, Chief                        August 22, 1996
- --------------------------------     Executive Officer and Director
          Dennis J. Carlo            (Principal Executive Officer)




/s/ Charles J. Cashion               Vice President, Finance, Chief          August 22, 1996
- --------------------------------     Financial Officer, Secretary and
        Charles J. Cashion           Treasurer (Principal Financial
                                     Officer  and Principal Accounting
                                     Officer)




/s/ James B. Glavin                  Chairman of the Board                   August 22, 1996
- --------------------------------     of Directors
         James B. Glavin

            Signature                           Title                  Date
            ---------                           -----                  ----
/s/ Kevin B. Kimberlin                         Director           August 22, 1996
- --------------------------------
        Kevin B. Kimberlin



/s/ Gilbert S. Omenn                           Director           August 22, 1996
- --------------------------------
        Gilbert S. Omenn



/s/ Melvin Perelman                            Director           August 22, 1996
- --------------------------------
         Melvin Perelman



/s/ John Simon                                 Director           August 22, 1996
- --------------------------------
          John Simon



/s/ William M. Sullivan                        Director           August 22, 1996
- --------------------------------
      William M. Sullivan



/s/ Philip M. Young                            Director           August 22, 1996
- --------------------------------
        Philip M. Young

                               INDEX TO EXHIBITS


Exhibit                                                      Sequentially
Number      Exhibit                                          Numbered Page
- ------      -------                                          -------------
 5.1        Opinion regarding legality of                          6
            securities to be offered.

10.1        Amended and Restated 1989 Stock                        7
            Plan of The Immune Response
            Corporation.

23.1        Consent of Ernst & Young LLP,                         16
            independent auditors

23.2        Consent of Pillsbury Madison &
            Sutro LLP (included in Exhibit 5.1).

24.1        Power of Attorney (see page 3).